UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 12, 2019

Commission File Number: 001-38458
LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in charter)

Michigan (State or other jurisdiction of incorporation)	71-1015624 (I.R.S. Employer Identification No.)

32991 Hamilton Court Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)
(248) 737-0300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class Common Stock, no par value	Trading symbol(s) LEVL	Name of each exchange on which registered Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On August 12, 2019, Level One Bancorp, Inc., a Michigan corporation (“Level One”), entered into an Agreement and Plan of Merger (the “merger agreement”) with AASB Acquisition, Inc., a Michigan corporation and wholly owned subsidiary of Level One (“Merger Sub”), and Ann Arbor Bancorp, Inc., a Michigan corporation (“AAB”). The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into AAB (the “merger”), with AAB as the surviving corporation in the merger. Immediately following the merger, AAB’s wholly owned bank subsidiary, Ann Arbor State Bank, will consolidate with and into Level One’s wholly owned bank subsidiary, Level One Bank, with Level One Bank as the surviving entity.

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of common stock, no par value per share, of AAB outstanding immediately prior to the effective time of the merger, other than certain shares held by Level One, Merger Sub or AAB, will be converted into the right to receive $38.50 in cash, subject to downward adjustment under certain circumstances, including if AAB’s total consolidated shareholders’ equity prior to the closing, as adjusted to exclude the impact of certain transaction costs AAB is expected to incur in connection with the merger, is less than $39.0 million.

The merger agreement contains customary representations and warranties from Level One, Merger Sub and AAB, and each party has agreed to customary covenants, including, among others, non-solicitation obligations of AAB relating to alternative acquisition proposals, restrictions on the conduct of Level One’s and AAB’s respective businesses prior to closing, AAB’s obligation to recommend that its shareholders approve the merger agreement, and each party’s obligation to use reasonable best efforts to obtain required regulatory approvals. In addition, Level One has agreed to appoint one member of AAB’s board of directors to Level One’s board of directors and Level One Bank’s board of directors, in each case as of the effective time of the merger. The identity of the director to be appointed has not yet been determined.

Each party’s obligation to complete the merger is subject to customary conditions, including, among others, (i) approval of the merger agreement by AAB’s shareholders, (ii) the receipt of required regulatory approvals, (iii) accuracy of the other party’s representations and warranties, and (iv) the performance in all material respects of the other party’s covenants and agreements under the merger agreement.

The merger agreement provides certain termination rights for Level One and AAB, and that a termination fee of $1.75 million will be payable by either Level One or AAB, as applicable, upon termination of the merger agreement under certain circumstances.

The foregoing summary of the merger agreement is qualified in its entirety by the terms of the merger agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 12, 2019, among Level One Bancorp, Inc., AASB Acquisition, Inc. and Ann Arbor Bancorp, Inc.
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*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2019
LEVEL ONE BANCORP, INC.

	By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Executive Vice President and Chief Financial Officer